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                                                                    Exhibit 10.5

                   CHANG HWA COMMERCIAL BANK, CHI-CHENG BRANCH

                             ACKNOWLEDGEMENT OF LOAN

Client Name              Kid Castle Internet Technology Corporation

Financing Amount         $40 million NT dollars

Loan Type                1. Mid-Term Loan -- Unsecured : $10 million NT dollars
                         2. Mid-Term Loan -- Unsecured : $30 million NT dollars

Maturity period of loan  Mar. 21st, 2005 -- Mar. 31st, 2006

Interest rate            1. Mid-Term Loan -- Unsecured: [base rate] + 1.65%
                            (currently:5.27%)
                         2. Mid-Term Loan -- Unsecured: [base rate] +2.15%
                            (currently:5.77%)

Terms & Conditions       1. The Board of Directors Resolutions on approving
                            loan and authorization to grace period.
Others                   2. Mid-Term Loan -- Unsecured: $10 million NT dollars;
                                                        three-year term;
                                                        principal and interests
                                                        shall be repaid monthly.
                         3. Mid-Term Loan -- Unsecured: $30 million NT dollars;
                                                        account receivables at
                                                        the amount of 125%
                                                        borrowing amount shall
                                                        be deposited at the
                                                        account of Chang Hwa
                                                        Commercial Bank


Welcome to our Bank and thank you for carrying out the necessary procedures.

Thanks & Regards,
Chang Hwa Commercial Bank
Mar. 21st, 2005

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                   CHANG HWA COMMERCIAL BANK, CHI-CHENG BRANCH

                             ACKNOWLEDGEMENT OF LOAN

Client Name                Kid Castle Internet Technology Corporation
Financing Amount           $10 million NT dollars
Loan Type                  Short-Term Loan -- Unsecured : $10 million NT dollars
Maturity period of loan    Case by case (duration : six months)
Interest rate              Base rate+ 1.65% (5.11%)
Terms & Conditions,        1. The interest rate for a loan term within 90 days
                              should be negotiated between the Borrower and the Bank headquarter.
Notice                     2. A large sum of inventory without being insured
                              should be improved and inventory administration should be enhanced.
                           3. Please be alert of business operation and profit
                              earning owing to the occurrence of loss and a decrease in revenue.
                           4. The Board of Directors Resolution on approving
                              loan to be provided.

Welcome to our Bank and thank you for carrying out the necessary procedures.

Thanks & Regards,
Chang Hwa Commercial Bank
Aug. 25th, 2004

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                   CHANG HWA COMMERCIAL BANK, CHI-CHENG BRANCH

                             ACKNOWLEDGEMENT OF LOAN

Client Name                Kid Castle Internet Technology Corporation
Financing Amount           $30 million NT dollars
Loan Type                  Mid-Term Loan -- Unsecured : $30 million NT dollars
Maturity period of loan    Aug. 20th, 2004 -- Aug. 20th, 2005
Interest rate              Base rate+ 2.15% (5.61%)
Terms & Conditions,        1. The Borrower should provide 125% of receivable
                              cheques in installments for deposit upon the
                              application of loan.
Notice                     2. A large sum of inventory without being insured
                              should be improved and inventory administration should be enhanced.
                           3. Please be alert of business operation and profit
                              earning owing to the occurrence of loss and a decrease in revenue.
                           4. The Board of Directors Resolution on approving
                              loan to be provided.

Welcome to our Bank and thank you for carrying out the necessary procedures.

Thanks & Regards,
Chang Hwa Commercial Bank
Aug. 25th, 2004

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                                 Loan Agreement

This Agreement is made by and between the person/company (hereinafter referred to as "the Contract Signatory") and Chang Hwa Commercial Bank (hereinafter referred to as "the Bank", including the Bank headquarters and all branches). It is mutually agreed upon that the Contract Signatory undertakes all obligations to the Bank under the terms and conditions specified as follows.

General Provision :

Article 1 All obligations prescribed in this Agreement includes all evidence of debts, liabilities and obligations, such as cheques, written acknowledgements of the indebtedness, money advances, debt securities, and other debts, including accrued interest, deferred interest, default penalty or indemnities, as well as other relevant payments of the Contract Signatory assigned to the Bank now (including all debts incurred in the past without being liquidated yet) or later.

Article 2 In the event that the name, organization, Articles of Incorporation, representative(s), the authorization of the representative(s) of the Contract Signatory or any other matter that would affect the rights and interests of the Bank is changed, the Contract Signatory shall forth with notify the Bank in writing of any such change, and complete the procedure of change or withdrawal of the identical seal. The Contract Signatory shall be liable for any transactions that occur before the above described notice or the procedure, and any damages suffered by the Bank as a result of its failure to notify.

Article 3 In the event the address of the Contract Signatory on this Agreement is changed, the Contract Signatory shall promptly inform the Bank of such change in written; otherwise the address of the Contract Signatory on this Agreement shall be deemed the mailing address of the Contract Signatory. Any document provided for in, or related to, this Agreement shall be deemed arrived as to all parties hereto when sent by the Bank within the ordinary time frame in mail delivery to either the address of the Contract Signatory on this Agreement or the latest updated address notified by the Contract Signatory to the Bank.

Article 4 Except for special clause provisions, the Contract Signatory is responsible for repayments of all obligations assigned to the Bank on monthly basis in accordance with respective interest rates agreed upon for respective loan agreements between the Contract Signatory and the Bank. For any debt that the Contract Signatory owes the Bank and no specific interest rate is set forth in any agreement, the interest rate of such debt should be calculated based on the base rate announced by the Bank on that day of debt occurrence plus 3.5%.

Article 5 Calculation and Adjustment of Base Rate

          (1) Base rate is calculated based on the average of three-month period of "Interbank Weighted Averages of Daily Overnight Interest Rates" marking up "Base Rate Loan Pricing Factors of the Bank" (base rate loan pricing factors comprise operation cost, capital cost and tax of the Bank, the level of provision for bad debt, capital adequacy ratio, return on capital stipulated by the competent authority, etc.). In the event the markup of the "Base Rate Loan Pricing Factors" prescribed in the preceding paragraph changes due to the pricing factors, the bank may annually review and adjust the rate accordingly, depending on variation in loan market.

          (2) The weighted averages of daily overnight interest rates prescribed in the preceding paragraph is calculated based on weighted averages of overnight loan interest rates provided by "Interbank Money Center".

          (3) The base rate is regularly adjusted on a three month basis. The Contract Signatory acknowledges that the Bank will announce on the Bank's website information about the effective date of rate adjustment, calculation method and pricing of the base rate, so that the Contract Signatory could browse the said website to search the interest rate at anytime. The Contract Signatory agrees that the Bank is not required to inform the Contract Signatory of any adjustment of such base rate.

          (4) In the event of any enormous change in financial markets resulting in the divergence of the base rate of the Bank from market rates or cancellation of the weighted averages of daily overnight interest rates made by the Interbank Money Center, the Bank may make public such rate difference in business premises or on the website of the Bank, or newspapers or magazines ten (10) days before and adjust the base rate into other pricing base rate at its own discretion.

Article 6 When any one of the following events occurs, the Bank may at anytime

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          reduce the Contract Signatory's amount of credit line, shorten maturity period of the Contract Signatory's loan, or announce the demand date due of repaying all the obligations that the Contract Signatory owes the Bank without informing or repeatedly notifying the Contract Signatory in advance:

          (1) The principal and/or interest of any payable indebtedness have not been liquidated or repaid in any installment on the date due;

          (2) The Contract Signatory applies to the court for arranging a composition, adjudicating bankruptcy or corporate reorganization in accordance with Bankruptcy Law, or the Taiwan Clearing House announces that the Contract Signatory is denied credit, has ceased the business operation or redeems the indebtedness;

          (3) The Contract Signatory defaults to provide loan security in accordance with this Agreement;

          (4) Because of the death of the Contract Signatory, the heir(s) of the Contract Signatory declare limited succession or waiver of inheritance;

          (5) The Contract Signatory's principal property is subject to sequestration by the court owing to any criminal case.

Article 7 When any one of the following events occurs, the Bank may reduce the Contract Signatory's amount of credit line, shorten maturity period of the Contract Signatory's loan, or announce the demand date due of repaying all the obligations the Contract Signatory owes the Bank after informing or repeatedly reminding the Contract Signatory in advance within a reasonable time frame:

          (1) The interest of any payable indebtedness has not been repaid in accordance with respective agreements;

          (2) Securities are sealed up on government orders or lost, or the security values under warranty are decreased or deficient to guarantee the creditor's rights;

          (3) The actual purpose of this loan is not in compliance with the purpose approved by the Bank or the loan is not used as appropriate;

          (4) The Contract Signatory is under either treatment of enforcement, provisional seizure, provisional disposition or other safety disposition, so that the Bank may not make a claim for repayment for the obligations.

Article 8 The Contract Signatory agrees that the Bank has the right to directly offset all obligations of the Contract Signatory assigned to the Bank from all kinds of deposit accounts at the Bank and by the creditor's right of the Contract Signatory to the Bank, which is applicable to any debt where the loan term is not matured. The obligation offsets shall be effective upon the Bank's deduction from the accounts of the Contract Signatory. Meanwhile, the bank deposit certificates, deposit books or other certificates issued from the Bank to the Contract Signatory will be voided within the offset amount of the obligations. In the event the Contract Signatory has other property or assets deposited at the Bank, said property or assets shall be kept or offset by the Bank prior to the liquidation of all obligations of the Contract Signatory.

Article 9 The Bank may from time to time supervise the use of the credit facility, audit the business operations and the financial conditions of the Contract Signatory, inspect and control the collateral, and examine the relevant accounts, books, vouchers, documents of the Contract Signatory (including the consolidated financial reports of its affiliates), to which Contract Signatory shall be willing to cooperate. When deemed necessary, the Bank may request the Contract Signatory to prepare and deliver on a periodic basis the above-mentioned credit information or audited financial reports prepared by the CPA recognized by the Bank or the working sheets of such CPA. In the event that the financial reports or other documents forwarded to the Bank by the Contract Signatory are found by the Bank to be a misrepresentation or false, the Contract Signatory shall, upon being notified by the Bank thereof, be deemed to have been in breach, provided that the Bank shall have no obligations to supervise, audit, inspect, control and examine In the event that the Bank deems that the financial structure of the Contract Signatory shall be improved, the Bank may restrict the Contract Signatory from distributing its profits by cash dividends and may demand the Contract Signatory to increase its capital or to take other actions for improving its financial structure, and Contract Signatory shall forthwith act accordingly. The Contract Signatory agrees that the Bank may collect, process by computer, internationally transfer and use personal data of the Contract Signatory in compliance with the Bank's registered business items or specific business purpose prescribed in the Articles of Incorporation (i.e., the registered items the Bank applies to the competent authority in accordance with Computer-Processed Personal Data Protection Law). In addition the Contract Signatory agrees that the Bank may provide said information for Joint Credit Information Center, other associations or organization that are appointed by the Ministry of Finance or have business with the Bank to collect, process by computer, internationally transfer and use personal data of the Contract Signatory in compliance with their respective business items or specific business purposes prescribed in their Articles of Incorporation.

Article 10 In the event the creditor's certificates of all obligations held by the Bank are lost, exterminated or damaged due to incidents, force majeure or any causes for which the Bank shall not be liable, the Contract Signatory agrees to acknowledge all corrected amount recorded on respective account books, vouchers, computer-based receipts and/or statements, debt certificates, duplicate copies of transactions of the Bank; nevertheless, any of false obligation amounts recorded thereon shall be corrected by the Bank, after the Contract Signatory has proved to be wrong on evidence. In addition, the Contract Signatory, upon the maturity period of loan, should liquidate all payments relating to the obligation, expenses, default penalty and the principal and interest at once, or issue an additional debt certificate to the Bank according to the notification of the Bank prior to the maturity date.

Article 11 Any person, who possesses any receipt of security, safekeeping receipt that describes an obligation deposited, or the identical seal of the Contract Signatory and goes to the Bank requesting a return or exchange of security and relevant documents, shall be regarded as the proxy of the Contract Signatory and the Bank shall assist in said processes with the proxy.

Article 12 In the event the principal obligor fails to perform the obligations incurred according to respective agreements, the Contract Signatory, as the guarantor, shall immediately hold the responsibility to fulfill the guarantee debts and shall consent the following items:

           (1) The Bank may directly request the repayment for all obligations from the Contract Signatory, instead of from security for all obligations.

           (2) After the Contract Signatory has liquidated all obligations on behalf of the principal obligor, the Contract Signatory may request the Bank to return the security rights for the obligations by law and should have no objection against defect of the security.

Article 13 The parties hereto agree that any lawsuit arising out of or relating to all obligations of the Contract Signatory to the Bank shall be subject to the jurisdiction of the ____________ District Court for the first trial. In the event there is any exclusive jurisdiction of the court stipulated by law, the parties hereto shall follow over any dispute arising in-between.

Article 14 The articles of this Agreement are general provisions supplementary to respective loan acknowledgements and shall be effective upon the signing of the Contract Signatory and delivery of this Agreement to the Bank.

Contract Signatory : Kid Castle Internet Technology Corporation / WANG,
           KUO-AN (signed and sealed)

Address:   1st floor,148, Chienkuo Road, Hsintien City

To: Chang Hwa Commercial Bank

Special Clauses

1. When any one of the following events occurs, the Bank may at anytime reduce the Contract Signatory's amount of credit line, shorten maturity period of the Contract Signatory's loan, or announce the demand date due of repaying all the obligations that the Contract Signatory owes the Bank without informing or repeatedly notifying the Contract Signatory in advance:

      (1) It is found that the Contract Signatory obtained this loan by means of its false financial report or information so that the estimate of credit by the Bank is unfavorably influenced;

      (2) Any permit or license required for the purpose of this loan has been suspended or revoked by the competent authorities.

2. When any one of the following events occurs, the Bank may reduce the Contract Signatory's amount of credit line, shorten maturity period of the Contract Signatory's loan, or announce the demand date due of repaying all the obligations that the Contract Signatory owes the Bank after informing or repeatedly reminding the Contract Signatory in advance within a reasonable time frame:

      (1) The Contract Signatory agrees that the Bank, for the specific purpose of transferring a claim of an obligation to a transferee, may provide relevant information about all obligations of the Contract Signatory(including all personal data) to the transferee (including those who intend to possess the creditor's right) and auditors for carrying out the valuation of said creditor's right and relevant transference affairs. In the event the Bank initiates an asset trust or transfers the creditor's right for the purpose of financial asset securitization, the Contract Signatory agrees that the Bank may make public an announcement of said affairs, instead of notifying or mailing a written certificate to the Contract Signatory.

3. The signature and seals of the Contract Signatory on this Agreement are personally made by the Contract Signatory. In the event there is further loan process between the Contract Signatory and the Bank, the loan process shall be effective upon the application of either the signature or the identical seal of the Contract Signatory.

The Contract Signatory acknowledges and agrees the preceding Clauses 1, 2 and 3 are the only three special clauses in this Agreement.

Declaration

The Contract Signatory declares that the above clauses have been read within a reasonable period of time.

Contract Signatory: Kid Castle Internet Technology Corporation / President:
             /s/ WANG, KUO-AN

Dated: Sep. 12th, 2003

Manager / Deputy Manager   /s/ Ass. Manager    /s/ Undertaker

                               GUARANTY AGREEMENT

The joint guarantors (hereinafter referred to as "the Guarantors") assure Chang Hwa Commercial Bank (hereinafter referred to as "the Bank", including the Bank headquarter and all branches) that Kid Castle Internet Technology Corporation (hereinafter referred to as "the Principal Obligor") and the Guarantors will hold joint responsibility of repaying all obligations, including a total of sixty million NT dollars of principal, interest, deferred interest, default penalty, indemnity and other debts incurred from the obligations, to the Bank, and in addition, obey the terms and conditions specified as follows.

General Provision :

Article 1 All obligations prescribed in this Guaranty Agreement include all evidence of debts, liabilities and obligations, such as loans, instruments, money advances, overdrafts, debt securities, indemnities and other debts of the Principal Obligor assigned to the Bank now(including all debts incurred in the past without being liquidated yet) or later.

Article 2 In the event the Principal Obligor defaults on the obligations upon expiration of the loan (including voiding the maturity period of loan), the Bank may directly request the Guarantors to repay the obligations without filing a lawsuit against the Principal Obligor or enforcing the assets of the Principal Obligor and/or securities in advance.

Article 3 The interest and deferred interest of all obligations assigned to the Bank shall be calculated in accordance with the respective interest rates agreed upon different debt certificates or other agreements between the Principal Obligor and the Bank. In the event there is any default penalty incurred, such penalty shall be calculated based on 10% of the interest rate as penalty where less than six months' reimbursement is made, and 20% of the interest rate as penalty beginning at the next day after the expiration of six-month period where more than six months' reimbursement is made.

Article 4 The Guarantors agree that the Bank has the right to directly offset all obligations of the Principal Obligor assigned to the Bank from all kinds of deposit accounts at the Bank and by the creditor's right of the Gurantors to the Bank, which is applicable to any debt that is not matured when the Principal Obligor defaults on repayment. The offsets shall be effective upon the Bank's deduction from the accounts of the Guarantors.

           Meanwhile, the bank deposit certificates, deposit books or other certificates issued from the Bank to the Guarantors will be voided within the offset amount of the obligations. In the event the offset amount is deficient in repaying all obligations, the Guarantors shall continuously repay the indebtedness.

Article 5 The parties hereto agree that any lawsuit raising out of or relating to all obligations hereto shall be subject to the jurisdiction of the District Court for the first trial. In the event there is any exclusive jurisdiction of the court stipulated by law, the parties hereto shall follow over any dispute arising among the parties hereto.

Guarantor: /s/ Wang, Kuo-An
Address:   8th floor,156, Chienkuo Road, Hsintien City, Taipei County

Guarantor: /s/ Chiu, Yu-En
Address: No. 71, Sec. 1, Nanchang Road, LongFu Li(Village), 2 Lin (Neighborhood), Chung-Cheng District, Taipei City

Guarantor: blank
Address:   blank

Guarantor: blank
Address:   blank

Guarantor: blank
Address:   blank

Guarantee signatures and seals

/s/ Wang, Kuo-An          /s/ Chiu, Yu-En              (Blank)    (Blank)    (Blank)
Dated: Sep. 12th, 2003    Dated: Sep. 12th, 2003

Note: there are clauses on the following pages.

To: Chang Hwa Commercial Bank

Special Clauses

    The Guarantors may at anytime inform the Bank of termination of this Guaranty of Payment, starting from [ ] the next business day upon the Bank receiving said notification, or [ ] _____________________________. The
    Guarantors will not hold the joint responsibility of the obligations between the Principal Obligor and the Bank starting from the preceding listed date; prior to the preceding mentioned date, the Guarantors still hold the joint responsibility of the past obligations of the Principal Obligor to the Bank repaying all the obligations within the maximum of agreed limited amount.

The Joint Guarantors acknowledge and agree the preceding special clauses of this Guaranty of Payment.

Declaration

The Joint Guarantor declare that the above clauses have been read within a reasonable period of time.

Guarantor: /s/ Wang, Kuo-An

Guarantor: /s/ Chiu, Yu-En

Guarantor: blank

Guarantor: blank

Guarantor: blank

Dated: Sep. 12th, 2003

/s/ Legal Representative     /s/ Undertaker       /s/ Checked by